Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

June 23, 2017

The Sherwin-Williams Company

101 West Prospect Avenue

Cleveland, Ohio 44115

Re:	Registration Statement on Form S-4 Filed by The Sherwin-Williams Company

Relating to the Exchange Offers (as defined below)

Ladies and Gentlemen:

We have acted as counsel for The Sherwin-Williams Company, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offers”) of (i) up to $277,176,000 aggregate principal amount of 7.25% Senior Notes due 2019 of the Company (the “2019 Exchange Notes”) for an equal principal amount of 7.25% Senior Notes due 2019 of the Company (the “Outstanding 2019 Notes”); (ii) up to $385,909,000 aggregate principal amount of 4.20% Senior Notes due 2022 of the Company (the “2022 Exchange Notes”) for an equal principal amount of 4.20% Senior Notes due 2022 of the Company (the “Outstanding 2022 Notes”); (iii) up to $235,324,000 aggregate principal amount of 3.30% Senior Notes due 2025 of the Company (the “2025 Exchange Notes”) for an equal principal amount of 3.30% Senior Notes due 2025 of the Company (the “Outstanding 2025 Notes”); (iv) up to $331,342,000 aggregate principal amount of 3.95% Senior Notes due 2026 of the Company (the “2026 Exchange Notes”) for an equal principal amount of 3.95% Senior Notes due 2026 of the Company (the “Outstanding 2026 Notes”); and (v) up to $248,354,000 aggregate principal amount of 4.40% Senior Notes due 2045 of the Company (collectively with the 2019 Exchange Notes, the 2022 Exchange Notes, the 2025 Exchange Notes and the 2026 Exchange Notes, the “Exchange Notes”) for an equal principal amount of 4.40% Senior Notes due 2045 of the Company (collectively with the Outstanding 2019 Notes, the Outstanding 2022 Notes, the Outstanding 2025 Notes and the Outstanding 2026 Notes, the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of July 31, 2015, as amended or supplemented from time to time (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES • MADRID MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK · PARIS • PERTH • PITTSBURGH · RIYADH SAN DIEGO • SAN FRANCISCO • SÃO PAULO · SHANGHAI • SILICON VALLEY · SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

June 23, 2017

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the applicable Outstanding Notes in accordance with the terms of the Exchange Offers, will constitute valid and binding obligations of the Company.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For purposes of the opinion expressed herein, we have assumed that: (i) the Trustee has authorized, executed and delivered the Indenture; (ii) the Outstanding Notes have been, and the Exchange Notes will be, duly authenticated by the Trustee in accordance with the Indenture; and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights or remedies generally and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of Ohio and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day